UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025
CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside,	Suite 1100	99201
Spokane,	WA
(Address of principal executive offices)		(Zip Code)
(509) 344-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.0001 per share	CLW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Condition.

On February 13, 2025, Clearwater Paper Corporation (the “Company”) announced its results of operations for the fourth quarter and year ending December 31, 2024. A copy of the press release containing this announcement is furnished as Exhibit 99.1 hereto. In addition, a copy of the Company’s Fourth Quarter 2024 Earnings Release Materials is furnished as Exhibit 99.2 hereto.
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), the following are disclosed: Adjusted EBITDA from continuing operations and Adjusted EBITDA from total operations which includes both continuing and discontinued operations and net sales from total operations which includes both continuing and discontinued. Neither Adjusted EBITDA from continuing operations nor Adjusted EBITDA from total operations is a substitute for the GAAP measure of net income or other GAAP measures of operating performance.
The Company discloses Adjusted EBITDA from continuing operations and Adjusted EBITDA total operations in the attached because management believes these assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA from continuing operations and Adjusted EBITDA from total operations: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA from total operations to measure the company's compliance with certain covenants.
The Company believes that Adjusted EBITDA from continuing operations and Adjusted EBITDA from total operations, which excludes other operating credits and charges, net, interest expense, net, income tax (benefit) expense and depreciation and amortization, gain on sale of discontinued operations, and other non-operating items is a useful measure for evaluating our ability to generate earnings and that providing this measure will allow investors to more readily compare the earnings referred to in the press release to the Company's earnings for past and future periods. The Company believes that these measures are particularly useful where the amounts of the excluded items are not consistent between the periods presented. It should be noted that other companies may present similarly-titled measures differently and, therefore, as presented by the Company may not be comparable to similarly-titled measures reported by other companies. In addition, Adjusted EBITDA from continuing operations and Adjusted EBITDA from total operations has material limitations as a performance measures because it excludes items that are actually incurred or experienced in connection with the operations of the Company's business.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibit Index

Exhibit	Description
99.1	Press release issued by Clearwater Paper Corporation regarding the quarter and full year ended December 31, 2024 financial results.
99.2	Supplemental financial information for the quarter and full year ended December 31, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 13, 2025
CLEARWATER PAPER CORPORATION

By:	/s/ Rebecca A. Barckley
Rebecca A. Barckley, Vice President, Corporate Controller
(Principal Accounting Officer)